                                                                   Exhibit 99.2


                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial statements are based on the historical presentation of the consolidated financial statements of Provident and Paul Revere. The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1996 and 1995, give effect to the Merger as if it had occurred at the beginning of each of the periods presented. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of December 31, 1996 gives effect to the Merger as if it had occurred on December 31, 1996.

     The Merger is expected to be accounted for under the purchase method of accounting. The estimated total purchase price for Paul Revere has been allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over net assets acquired allocated to goodwill. The allocation of the purchase price for the Merger is subject to revision when additional information concerning asset and liability valuation is obtained.

     Each of the Unaudited Pro Forma Condensed Combined Statements of Operations include the historical operating results of Paul Revere from the beginning of the period covered by such statement until the end of such period. These pro forma statements may not necessarily be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. These condensed combined pro forma statements do not reflect any potential savings which may result from the combined operations of Provident and Paul Revere.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Provident, which have been previously filed, and Paul Revere, which are filed herewith.

    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                               DECEMBER  31, 1996

                                                                                            PRO FORMA
                                                PROVIDENT   PAUL REVERE   ADJUSTMENTS     COMBINED(15)
                                                ---------   -----------   -----------     -------------
                                                                     (IN MILLIONS)
                                                ASSETS
Investments:
  Fixed maturity securities
     Available-for-sale -- at fair value...... $10,880.1     $5,003.4        $113.7  (1)   $15,997.2
     Held-to-maturity -- at amortized cost....     264.5        --             --              264.5
  Equity securities -- at fair value..........       4.9         89.1          --               94.0
  Mortgage loans..............................     --           329.0         (46.9) (2)       282.1
  Real estate.................................     151.1          2.7          (1.9) (2)       151.9
  Policy loans................................   1,749.0         73.8          --            1,822.8
  Other long-term investments.................      15.5         32.7         (12.0) (2)        36.2
  Short-term investments......................     252.3        239.7        (145.0) (3)       347.0
                                               ---------     --------        -------        --------
          Total investments...................  13,317.4      5,770.4         (92.1)        18,995.7
Other assets:
  Cash and bank deposits......................      19.3        --             --               19.3
  Accounts receivable.........................      40.1        --             --               40.1
  Premiums receivable.........................      72.3         22.4          --               94.7
  Reinsurance receivable......................     468.3        466.6          --              934.9
  Accrued investment income...................     268.3         85.1          --              353.4
  Deferred policy acquisition costs...........     421.8        878.9        (878.9) (4)       421.8
  Value of business acquired..................     --            60.2         744.6  (5)       804.8
  Goodwill....................................     --           107.5         341.2  (6)       448.7
  Property and equipment -- at cost less
     accumulated depreciation.................      59.0         32.0           6.0  (7)        97.0
  Miscellaneous...............................      25.5         82.6          --              108.1
  Separate account assets.....................     300.5         23.2          --              323.7
                                               ---------     --------       -------        ---------
          Total assets........................ $14,992.5     $7,528.9       $ 120.8        $22,642.2
                                               =========     ========       =======        =========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities for benefits to policyholders..... $ 8,521.8     $4,020.6       $ 333.0  (8)   $12,875.4
Other policyholders' funds....................   3,881.1      1,973.1          --            5,854.2
Federal income tax liability..................      49.1        164.2        (178.6) (9)        34.7
Long-term debt................................     200.0        --            531.2  (10)      731.2
Short-term debt...............................     --           134.7        (108.5) (10)       26.2
Other liabilities.............................     301.4        115.3          51.5  (11)      468.2
Separate account liabilities..................     300.5         23.2          --              323.7
                                               ---------     --------       -------        ---------
          Total liabilities...................  13,253.9      6,431.1         628.6         20,313.6
                                               ---------     --------       -------        ---------
Stockholders' equity:
  Preferred stock.............................     156.2        --             --              156.2
  Common stock................................      45.6         45.0         (28.1) (12)       62.5
  Additional paid-in capital..................      11.4        560.1          13.0  (13)      584.5
  Net unrealized gain on securities...........      90.9         78.3         (78.3) (14)       90.9
  Foreign currency translation adjustment.....      (5.2)       (14.8)         14.8  (14)       (5.2)
  Retained earnings...........................   1,439.7        429.2        (429.2) (14)    1,439.7
                                               ---------     --------       -------        ---------
          Total stockholders' equity..........   1,738.6      1,097.8        (507.8)         2,328.6
                                               ---------     --------       -------        ---------
          Total liabilities and stockholders'
            equity............................ $14,992.5     $7,528.9       $ 120.8        $22,642.2
                                               =========     ========       =======        =========

   See Notes to Unaudited Pro Forma Condensed Combined Statement of Financial Condition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

The pro forma condensed combined statement of financial condition assumes a transaction effective date of December 31, 1996 for presentation purposes only. The amounts included for Provident were taken from its Annual Report on Form 10-K for the year ended December 31, 1996. The amounts included for Paul Revere were taken from Exhibit 99-1 to the Current Report. The pro forma adjustments reflect the proposed financing arrangements, including the acquisition of debt of $531.2 million and the issuance of $590.0 million of common stock equity. The composition of the common stock equity will be as follows, giving effect to each of the three forms of Merger Consideration available for election by the Paul Revere public stockholders:

              ASSUMING THE DESIGNATED FORM OF MERGER CONSIDERATION
               IS ELECTED BY ALL PAUL REVERE PUBLIC STOCKHOLDERS
                             (DOLLARS IN MILLIONS)

                                      MIXED CONSIDERATION   STOCK CONSIDERATION   CASH CONSIDERATION
                                      -------------------   -------------------   -------------------
                                               NO. SHARES            NO. SHARES            NO. SHARES
                                      EQUITY     ISSUED     EQUITY     ISSUED     EQUITY     ISSUED
                                      ------   ----------   ------   ----------   ------   ----------
    Zurich..........................  $300.0       9.5      $300.0       9.5      $300.0       9.5
    Textron.........................   245.0       6.0       245.0       5.9       245.0       7.7
    Paul Revere public
      stockholders..................    45.0       1.4       195.0       5.8           0         0

     The Exchange Ratio and related Average Closing Price per share assumed in the above examples are as follows:

                                                         MIXED            STOCK            CASH
                                                     CONSIDERATION    CONSIDERATION    CONSIDERATION
                                                     -------------    -------------    -------------
    Paul Revere Public Stockholders
      Exchange Ratio..............................        .0317            .0295            .0343
      Average Closing Price Per Share.............      $31.500          $33.875          $29.125
    Textron
      Exchange Ratio..............................        .0265            .0263            .0343
      Average Closing Price Per Share.............      $41.400          $41.400          $31.714

        The common stock equity portion assumes a $41.40 per share price for Textron, which, under the Textron Agreement, is the maximum value Textron can realize for the shares received with any additional value realized becoming additional capital for Provident. The pro forma condensed combined statement of financial condition has not anticipated any additional capital that might be realized. For all other Paul Revere stockholders, the common stock equity portion assumes a $31.50 per share price, which was the closing price for Provident Common Stock on April 26, 1996, the last trading day prior to public announcement of the execution of the Merger

Agreement in its original form. For purposes of presentation, all holders of Paul Revere Common Stock are assumed to elect to receive the Mixed Consideration.

     The fair value adjustments to assets and liabilities as of December 31, 1996 are as follows (dollars in millions):

    Stockholders' equity as reported by Paul Revere............................  $1,097.8
    Fair value adjustments:
      Mortgage loans...........................................................     (46.9)
      Real estate..............................................................      (1.9)
      Other long-term investments..............................................     (12.0)
      Deferred policy acquisition costs........................................    (878.9)
      Value of business acquired...............................................     744.6
      Goodwill.................................................................     341.2
      Property and equipment...................................................      (9.0)
      Liability for benefits to policyholders..................................    (333.0)
      Other liabilities........................................................     (51.5)
      Deferred federal income taxes............................................     178.6
                                                                                 --------
              Total fair value adjustments.....................................     (68.8)
      Additional assets to be transferred from principal stockholder...........     161.0
                                                                                 --------
    Purchase price.............................................................  $1,190.0
                                                                                 ========

     The individual adjustments shown above are commented on more fully in the notes that follow.

     The adjustments presented are estimates that are believed to be reasonable approximations of the ultimate adjustments; however, the amounts of the adjustments will change based upon, among other things, circumstances and economic conditions existing as of the date of closing and Paul Revere's statement of financial condition as of the date of closing.

     (1) The adjustment reflects the replacement of the bankers acceptances owned by Paul Revere's insurance company subsidiaries and the replacement of the debt owed by Paul Revere with fixed maturity securities. The bankers acceptances contain rights of offset which allow Paul Revere to offset any obligations with respect to the bankers acceptances against the acceptance obligation of the bank to the insurance company subsidiaries. As a result, the total obligation of Paul Revere was offset against the total asset carrying value of the bankers acceptances. The bankers acceptance program, which was used to generate statutory capital for the insurance company subsidiaries, must be replaced upon the change in control resulting from the Merger. The program will be replaced with a debt arrangement which will result in an increase in total assets and total liabilities, rather than the netting of the related asset and liability amounts.

     The adjustment also reflects a $121.0 million capital contribution to be provided to Paul Revere Life (based on the after tax statutory reserve strengthening required by the Commonwealth of Massachusetts Division of Insurance, and by the Textron Voting Agreement) as a part of the $161.0 million of additional assets (which includes the foregoing $121.0 million, $25.0 million in cash, and other assets valued at 15.0 million, all as contemplated by the Textron Voting Agreement) to be transferred from Textron. The capital contribution is in the form of cash, which would be invested in long-term, investment-grade securities.

     (2) Adjustment to market value. The market value is based upon Provident's estimate of the exchange price that would result between a willing buyer and a willing seller and reflects Provident's plan to dispose of the portfolios through a securitization transaction or sale.

     (3) These adjustments reflect the use of $145.0 million of short-term investments to fund a portion of the purchase price.

     (4) The adjustment reflects the elimination of the balance reported by Paul Revere. This amount will be replaced with the value of business acquired.

     (5) The adjustment includes the elimination of the 60.2 million carried by

Paul Revere and the establishment of the $804.8 million balance determined by Provident based upon its preliminary assessment of the acquired business. The value of business acquired is amortized with interest based on premium income for products accounted for under Statement of Financial Accounting Standards (SFAS) No. 60 and on the estimates of future gross profits for SFAS 97 products. The interest rates used to amortize the value of business acquired are 7.0% and 5.8% for SFAS 60 and SFAS 97 products, respectively. Provident will periodically review the carrying amount of the value of business acquired using the same methods used to evaluate deferred policy acquisition costs.

     The amortization of the value of business acquired before interest accretion for the first five years following the acquisition is $105.4 million, $97.2 million, $89.8 million, $84.0 million, and $78.7 million, respectively. The amount of interest accretion for each of those five years is $47.0 million, $43.0 million, $39.3 million, $35.9 million, and $32.7 million, respectively, which results in net amortization for the first five years following the acquisition of $58.4 million, $54.2 million, $50.5 million, $48.1 million, and $46.0 million, respectively.

     (6) The adjustment includes the elimination of the $107.5 million reported by Paul Revere and the $448.7 million established by Provident as the difference between the price paid less the current value of the assets and liabilities assumed.

     (7) Adjustment for $15.0 million of equipment to be transferred to Paul Revere at the date of sale by Textron and the adjustment of the value of company-occupied real estate by $9.0 million based upon appraisals recently completed.

     (8) Paul Revere performed a reserve study which resulted in a required addition to reserves of $380.0 million in the third quarter of 1996. The reserve addition, as required by GAAP, did not include any margins for adverse deviation. Provident, as a result of the acquisition and the related valuation process that occurs under GAAP with respect to the liabilities is allowed to include margins for adverse deviation in the establishment of reserve liabilities for products accounted for under SFAS 60. Of the $333.0 million adjustment, $176.5 million relates to the individual disability income business, which is accounted for under SFAS 60, and is principally the addition of a margin for adverse deviation related to morbidity. The two primary assumptions in the establishment of reserves for individual disability income products are morbidity and investment rates. With respect to morbidity, Paul Revere assumed a benefit ratio of 84.9% for 1997 while Provident assumed a benefit ratio of 88.3% for 1997 with no improvement in morbidity levels in future years. Paul Revere assumed a beginning portfolio yield of 7.8% and a new investment rate of a level 7.8% and Provident assumed a 7.6% investment rate for the beginning portfolio yield and the new investment rate. The remaining portion of the adjustment, $156.5 million, results from the change in market value of the fixed maturity securities portfolio from September 30, 1996, the date of the reserve study, through December 31, 1996. Because assumptions in the reserves were reset at September 30, 1996, subsequent changes in unrealized investment gains on the related investments would result in a comparable change in the reserves.

     For products accounted for under both SFAS 60 and SFAS 97, Provident must set assumptions consistent with its current expectations as reflected in its accounting and pricing practices currently in use. As part of the acquisition process, these assumptions will undergo a validation process to ensure that they are appropriate for and properly applied to the acquired business. Once this process is completed, the reserve assumptions for SFAS 60 products will be "locked-in," i.e., there would be no change in the assumptions unless a loss recognition test indicated a deficiency. Under SFAS 60, any differences in assumptions and actual experience are reflected in net income over the life of the policies as experience is realized.

     For SFAS 97 products, the present value of estimated gross profits must be updated periodically to reflect differences in actual experience and assumptions as well as any adjustment or change in expectations for the assumptions going forward. Under SFAS 97, any adjustment is recorded in the current period and is determined as if the current expectations were known at the inception of the policy and applied retroactively.

     For Paul Revere's business, the products accounted for under the SFAS 60 requirements are individual disability insurance, all group products, and a portion of the individual life business. The remaining portion of the individual life business and the annuity products are subject to the SFAS 97 requirements.

     Provident views the individual disability income business of Paul Revere as consisting of two distinct blocks of business for loss recognition testing purposes: excess-risk reinsurance and all other individual disability income policies. The excess-risk reinsurance contracts represent approximately $25 million of annualized premium income which is less than 5% of the total premium income from the individual disability income segment.

     The excess-risk reinsurance policies are significantly different from the primary policies issued in this segment in that the policies were marketed and issued and are administered by unrelated third party insurance companies who have ceded to Paul Revere the amounts of insurance coverage provided under the policies over a specified monthly or indemnity level. Paul Revere ceased writing any new business of this type in March 1995. In 1995, Paul Revere increased reserves $59 million as a result of a loss recognition study performed on this block of business.

     Provident's view of future morbidity experience is consistent with Paul Revere's view as reflected in its recently completed comprehensive reserve study.

     (9) The total adjustment shown reflects the following temporary differences, at a tax rate of 35%:

                                                             BALANCE
                                                           IMMEDIATELY     BALANCE
                                                            PRIOR TO        AFTER
                                                             MERGER        MERGER      ADJUSTMENT
                                                           -----------   -----------   ----------
    Mortgage loans.......................................   $   329.0     $   282.1     $ (46.9)
    Real estate..........................................         2.7           0.8        (1.9)
    Other long-term investments..........................        32.7          20.7       (12.0)
    Deferred policy acquisition costs....................       878.9             0      (878.9)
    Value of business acquired...........................        60.2         804.8       744.6
    Property and equipment...............................        32.0          23.0        (9.0)
    Liabilities for benefits to policyholders............    (4,020.6)     (4,353.6)     (333.0)
    Other liabilities....................................      (115.3)       (166.8)      (51.5)
    Statutory reserve adjustment not yet deductible......           0          78.3        78.3
                                                                                       ----------
    Total adjustments....................................                                 510.3
    Tax rate.............................................                                    35%
    Adjustment to federal income tax liability...........                                 178.6
                                                                                       ==========

     (10) The adjustment includes additional debt required to fund the acquisition and replace the debt netted against the bankers acceptances on Paul Revere's statement of financial condition. The amounts shown for short-term debt are for the repayment of short-term debt by Textron at closing. The short-term debt was the instrument used to provide funds to Paul Revere in order to contribute equity, in advance of closing, to Paul Revere Life prior to December 31, 1996.

     (11) The adjustment includes preliminary estimates of the costs associated with the acquisition related to change in control provisions in employment and benefit plan contracts of $28.0 million, the cost of adjustment and combination of the business operations and facilities of Provident and Paul Revere of $10.9 million, and the other direct, incremental costs incurred to effect the acquisition of $12.6 million.

     (12) The adjustment reflects the elimination of the Paul Revere balance of $45.0 million and the issuance of 16.9 million shares of Provident Common Stock.

     (13) The adjustment reflects the elimination of the Paul Revere balance of $560.1 million and the issuance of 6.0 million shares of Provident Common
Stock to Textron at $41.40 per share ($40.40 per share of additional paid-in capital) and the issuance of 1.4 million and 9.5 million shares of Provident Common Stock to the public stockholders of Paul Revere and to Zurich, respectively, at $31.50 per share ($30.50 per share of additional paid-in capital).

     (14) The adjustment reflects the elimination of Paul Revere balances.

     (15) If all public stockholders of Paul Revere Common Stock were to elect to receive the Stock Consideration or the Cash Consideration, the line items shown on the Pro Forma Condensed Combined Statement of Financial Condition that would change are shown below compared to a situation where all such stockholders elected the Mixed Consideration:

                                                                      PRO FORMA BALANCES
                                                                   AS OF DECEMBER 31, 1996
                                                                           BASED ON
                                                                    CONSIDERATION ELECTED
                                                                   ------------------------
                                                                   MIXED    STOCK     CASH
                                                                   ------   ------   ------
    Long-term debt...............................................   731.2    581.2    776.2
    Stockholders' equity:
      Common stock...............................................    62.5     66.8     62.8
      Additional paid-in capital.................................   584.5    730.2    539.2

     The acquisition of Paul Revere is expected to be accretive to Provident's net income per share as reflected in the pro forma condensed combined statement of operations for the year ended December 31, 1995. For the year ended
December 31, 1996, the acquisition would be accretive to Provident's net income per share, excluding the pre-tax loss recognition adjustment of $380.0 million recorded in the third quarter of 1996 by Paul Revere shown in the pro forma condensed combined statements of operations presented on page 9. Provident expects certain benefits from the acquisition as the operations of the two companies are combined. These benefits include the effect on expense levels that result from a larger business base and the effect of shared expertise in product development, underwriting, and claims management. While neither of these factors can be reflected in the pro forma financial statements, they are expected to have a positive effect on future results from operations.

     Provident expects to continue its current investment strategy for the combined companies. That strategy emphasizes the matching of the effective asset durations with related expected liability durations subject to constraints with respect to quality, marketability, and diversification. The investment income and principal repayments combined with the substantial cash flows from renewal premiums is expected to provide substantial liquidity for expense and benefit payments for the combined companies.

     As of December 31, 1996, each of the Provident and Paul Revere companies exceeded the statutory capital requirement imposed by their states of domicile, which is generally the National Association of Insurance Commissioners' risk based capital model. The companies have historically generated sufficient capital to fund the growth of their business lines. Capital raised externally has been used in part to fund growth through acquisitions. Provident believes that the combined companies will continue to generate sufficient capital to fund the growth of its targeted business segments.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                         PRO FORMA
                                          PROVIDENT    PAUL REVERE   ADJUSTMENTS        COMBINED(8)
                                         -----------   -----------   ------------       -----------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Premium income....................... $  1,175.7    $   1,130.3      $  --           $   2,306.0
  Net investment income................    1,090.1          405.7          2.6 (1)         1,498.4
  Net realized investment gains
     (losses)..........................       (8.6)          48.6         --                  40.0
  Other income.........................       34.7            5.3         --                  40.0
                                         -----------   -----------   ------------       -----------
          Total revenue................    2,291.9        1,589.9          2.6             3,884.4
                                         -----------   -----------   ------------       -----------

Benefits and expenses:
  Benefits to policyholders............    1,661.2        1,456.1         (6.6)(2)         3,110.7
  Amortization of policy acquisition
     costs.............................       64.0           56.5        (46.5)(3)            74.0
  Amortization of value of business
     acquired..........................       --              5.5         52.8 (4)            58.3
  Amortization of goodwill.............       --              8.3          9.6 (5)            17.9
  Commissions and other expenses.......      340.5          311.4         23.1 (6)           675.0
                                         -----------   -----------   ------------       -----------
          Total benefits and
            expenses...................    2,065.7        1,837.8         32.4             3,935.9
                                         -----------   -----------   ------------       -----------
Income (loss) before federal income
  taxes................................      226.2         (247.9)       (29.8)              (51.5)
Federal income taxes (credit)..........       80.6          (85.0)        (7.1)(7)           (11.5)
                                         -----------   -----------   ------------       -----------
Net income (loss)...................... $    145.6    $    (162.9)       (22.7)        $     (40.0)
                                         ===========   ===========   ============       ===========
Net income (loss) per common share..... $     2.92    $     (3.62)                     $     (0.84)
                                         ===========   ===========                      ===========
Weighted average common shares
  outstanding..........................  45,522,417    45,000,000                        62,392,477
                                         ===========   ===========                      ===========


      See Notes to Pro Forma Condensed Combined Statements of Operations.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                          PRO FORMA
                                              PROVIDENT    PAUL REVERE   ADJUSTMENTS     COMBINED(8)
                                              ----------   -----------   -----------     -----------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Premium income............................  $  1,251.9   $   1,051.3   $        --     $  2,303.2
  Net investment income.....................     1,221.3         389.7           1.9(1)     1,612.9
  Net realized investment gains (losses)....       (31.7)         89.0            --           57.3
  Other income..............................       113.8           4.0            --          117.8
                                              ----------   -----------   -----------     -----------
          Total revenue.....................     2,555.3       1,534.0           1.9        4,091.2
                                              ----------   -----------   -----------     -----------
Benefits and expenses:
  Benefits to policyholders.................     1,904.6       1,039.2          (6.6)(2)    2,937.2
  Amortization of policy acquisition
     costs..................................        71.0          51.9         (40.0)(3)       82.9
  Amortization of value of business
     acquired...............................          --           5.9          45.4(4)        51.3
  Amortization of goodwill..................          --           8.3           9.6(5)        17.9
  Commissions and other expenses............       403.7         291.4          26.7(6)       721.8
                                              ----------   -----------   -----------     -----------
          Total benefits and expenses.......     2,379.3       1,396.7          35.1        3,811.1
                                              ----------   -----------   -----------     -----------
Income before federal income taxes..........       176.0         137.3         (33.2)         280.1
Federal income taxes........................        60.4          52.0          (8.3)(7)      104.1
                                              ----------   -----------   -----------     -----------
Net income..................................  $    115.6   $      85.3   $     (24.9)    $    176.0
                                               =========     =========    ==========     ==========
Net income per common share.................  $     2.27   $      1.90                   $     2.62
                                               =========     =========                   ==========
Weighted average common shares
  outstanding...............................  45,381,373    45,000,000                   62,251,433
                                               =========     =========                   ==========

      See Notes to Pro Forma Condensed Combined Statements of Operations.

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     The Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1996 and 1995 assume a Merger effective date of January 1, 1996 and 1995, respectively, and are for presentation purposes only. The amounts included for Provident were taken from its Annual Report on Form 10-K for the year ended December 31, 1996. The amounts included for Paul Revere were taken from Exhibit 99.1 to this Current Report. The pro forma adjustments reflect the proposed financing arrangements, including the acquisition of debt of $531.2 million and the issuance of $590.0 million of common stock equity. The common stock equity portion assumes a $41.40 per share price for Textron, which, under the Textron Agreement, is the maximum value Textron can realize for the shares received with any additional value realized becoming additional capital for Provident. The pro forma condensed combined statements of operations have not anticipated any additional capital or investment that might be realized. For all other stockholders of Paul Revere, the common stock equity portion assumes a $31.50 per share price, which was the closing price for Provident Common Stock on April 26, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement in its original form. For purposes of presentation, all holders of Paul Revere Common Stock (other than Textron) are assumed to elect to receive the Mixed Consideration and that Textron receives the Textron Consideration. The adjustments presented are preliminary estimates that are believed to be reasonable approximations of the ultimate adjustments; however, the amounts of the adjustments will change based upon, among other things, circumstances and economic conditions existing as of the date of closing.

     (1) The adjustment reflects the reduction in net investment income that results from using $145.0 million of short-term investments held by Provident to fund a portion of the acquisition price. The adjustment also reflects a $121.0 million capital contribution provided to Paul Revere as a part of the $161.0 million of additional assets (which includes the foregoing
$121.0 million, $25.0 million in cash, and other assets valued at $15.0 million, all as contemplated by the Textron Voting Agreement) to be transferred from Textron. The capital contribution is in the form of cash, which would be invested in long-term, investment-grade securities.

     (2) The adjustment reflects the change in liabilities that results from establishing higher beginning reserve liabilities and results in lower accretions to policyholder benefits in the future. The adjustments are discussed in Note 8 to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition.

     (3) The adjustment to amortization of policy acquisition costs reflects the elimination of the Paul Revere amounts as shown on its historical financial statements and the inclusion of amortization on first year amounts only of $10.0 million and $11.9 million for the years ended
December 31, 1996 and 1995, respectively. The first year amounts are based on Paul Revere's reported amounts.

     (4) The amortization of value of business acquired has been adjusted to eliminate the amounts reported by Paul Revere and to include the amounts determined by Provident as a part of its valuation of the business acquired as discussed in Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition. The assumptions and methods used to amortize the value of the business acquired were determined and applied in a materially consistent manner with Provident's current practices applied to its deferred policy acquisition costs.

     (5) The adjustment reflects the elimination of the amortization of goodwill reported by Paul Revere and the inclusion of the amortization of goodwill Provident estimates will result from the Merger. Provident is amortizing the goodwill over 25 years in equal installments.

     (6)  This adjustment includes two items: interest expense on the new debt facility and the elimination of the existing debt. The interest expense on the new debt facility includes the $531.2 million of debt to finance the acquisition plus the refinancing of the existing $200.0 million of Provident debt outstanding. This expense would have been $47.1 million for 1995 and
$42.2 million for 1996. The elimination of the interest expense on the
existing debt is $20.4 million for 1995 and $19.1   million for 1996. The
interest rate on the long-term debt is reset quarterly based on LIBOR plus 0.40%. A change of 0.125% in the interest rate would create a change in net income of $0.01 per share or $0.60 million, $0.48 million, and $0.63 million if all Paul Revere public stockholders elected the Mixed Consideration, the Stock Consideration and the Cash Consideration, respectively.

     (7) Federal income taxes were provided on the income statement adjustments, except the amortization of goodwill, at a rate of 35%.

     (8) If all public stockholders of Paul Revere Common Stock were to elect to receive the Stock Consideration or the Cash Consideration, the line items, other than totals, shown on the Pro Forma Condensed Combined Statements of Operations that would change are shown below compared to a situation where all such stockholders elected the Mixed Consideration:

                                                              PRO FORMA AMOUNTS FOR THE
                                                             YEAR ENDED DECEMBER 31, 1996
                                                            BASED ON CONSIDERATION ELECTED
                                                         ------------------------------------
                                                           MIXED        STOCK         CASH
                                                         ----------   ----------   ----------
    Benefits and expenses:
      Commissions and other expenses...................  $    675.0   $    666.4   $    671.6
    Federal income taxes (credit)......................       (11.5)        (8.5)       (10.3)
    Net income (loss)..................................       (40.0)       (34.4)       (37.8)
    Net income (loss) per common share.................  $    (0.84)  $    (0.71)  $    (0.80)
    Weighted average common shares outstanding.........  62,392,477   67,719,977   62,771,549

                                                              PRO FORMA AMOUNTS FOR THE
                                                             YEAR ENDED DECEMBER 31, 1995
                                                            BASED ON CONSIDERATION ELECTED
                                                         ------------------------------------
                                                           MIXED        STOCK         CASH
                                                         ----------   ----------   ----------
    Benefits and expenses:
      Commissions and other expenses...................  $    721.8   $    712.2   $    724.8
    Federal income taxes...............................       104.1        107.5        103.1
    Net income.........................................       176.0        182.2        174.0
    Net income per common share........................  $     2.62   $     2.55   $     2.58
    Weighted average common shares outstanding.........  62,251,433   66,578,933   62,630,505